Exhibit 2

UNITED MEXICAN STATES

U.S.$2,000,000,000 6.000% GLOBAL NOTES DUE 2030

U.S.$4,000,000,000 6.875% GLOBAL NOTES DUE 2037

U.S.$2,500,000,000 7.375% GLOBAL NOTES DUE 2055

January 6, 2025

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público y Asuntos Internacionales de Hacienda

Insurgentes Sur 1971

Torre III, Piso 7

Colonia Guadalupe Inn

Álvaro Obregón

01020 Ciudad de México

México

Subject in all respects to the terms and conditions contained in the Underwriting Terms (as defined below), the undersigned (the “Underwriters”) severally and not jointly agree to purchase, and the United Mexican States (“Mexico”) agrees to sell, the principal amount set forth in Annex I hereto of the (i) 6.000% Global Notes due 2030 (the “2030 Notes”), (ii) 6.875% Global Notes due 2037 (the “2037 Notes”) and (iii) 7.375% Global Notes due 2055 (the “2055 Notes” and, together with the 2030 Notes and the 2037 Notes, the “Notes”) of Mexico, having the terms set forth in the Prospectus Supplement dated the date hereof attached hereto as Annex II (the “Prospectus Supplement”), at the Purchase Price set forth in the Prospectus Supplement and described herein under “Payment” below. For purposes of this Terms Agreement (as defined below), “Underwriting Terms” means the Underwriting Terms, dated September 2024 and attached hereto as Schedule A and incorporated by reference as an exhibit to Mexico’s Registration Statements under Schedule B of the Securities Act of 1933 (Nos. 333-262317 and 333-282373) (the “Registration Statement”), and incorporated by reference herein as if fully set forth herein, as modified by the terms and conditions of this Terms Agreement (this “Terms Agreement”), and all references to “Debt Securities” in the Underwriting Terms shall be references to the Notes. In the event of any conflict between the Underwriting Terms and this Terms Agreement, this Terms Agreement shall govern. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement and the Underwriting Terms:

Closing Date and Time:	January 13, 2025 (T+5), 9:00 a.m., New York City time.
Names and Addresses of the Underwriters:

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Payment:

The Underwriters will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the applicable Notes calculated at the Issue Price, plus accrued interest on the Notes, if any, from the date specified for such Notes in the Prospectus Supplement, less the discount for the Notes specified in the Prospectus Supplement). Such payment shall be made in U.S. Dollars in immediately available funds to an account designated by Mexico.

Place of Delivery of the Notes:	The closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.
Period during which additional debt securities may not be sold pursuant to Section 5(l) of the Underwriting Terms:	None.
Stabilization:	In connection with the offering of the Notes, the Underwriters (or any person acting on behalf of the Underwriters) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Underwriters shall act as principal and not as agent of Mexico. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment shall be conducted by the Underwriters (or person(s) acting on behalf of the Underwriters) in accordance with all applicable laws and rules. As between Mexico and the Underwriters, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Underwriters.

2

Expenses:

Notwithstanding Section 5(k) of the Underwriting Terms, the Underwriters have agreed to pay certain of Mexico’s expenses as set forth in a letter to be dated the date hereof and signed by Mexico and the Underwriters.

Time of Sale:	6:25 p.m., New York City time.
Additional Provisions:

Section 1(d) of the Underwriting Terms is hereby amended and restated in its entirety as follows:

“All necessary action by or on behalf of Mexico has been taken or will have been taken prior to the Closing Date, and prior to such date any necessary approvals or consents required under the laws of Mexico will have been duly obtained, and on such date will be in full force and effect, for the authorization, execution and delivery of this Agreement, the Indenture and each Authorization, for the issuance of Debt Securities under the Indenture and sale of Debt Securities by Mexico under this Agreement, including, without limitation, a Decree of the President of Mexico and the confirmation of authority (the “Confirmation of Authority”) issued by the Minister of Finance and Public Credit.”

Section 1(o) of the Underwriting Terms is hereby amended and restated in its entirety as follows:

“Mexico will not, directly or indirectly, use the proceeds of any sale of the Debt Securities, or lend, contribute or otherwise make available such proceeds to any entity or person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or is in a country or territory that, at the time of such funding, is the subject of Sanctions broadly restricting or prohibiting dealings with such country or territory (presently, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria) or (ii) in any other manner, in each case as would result in a violation by any person (including any person participating in a sale or offering of the Debt Securities, whether as agent, purchaser, underwriter, advisor, investor or otherwise) of Sanctions.”

Section 11 of the Underwriting Terms is hereby amended and restated in its entirety as follows:

“Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered and confirmed to the Representatives at the address specified in the Terms Agreement or otherwise furnished to Mexico in writing for the purpose of communications under this Agreement or, if sent to Mexico, will be mailed, delivered or sent by electronic mail and confirmed to it at:

United Mexican States

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público y Asuntos

Internacionales de Hacienda

Insurgentes Sur 1971 Torre III, Piso 7

Colonia Guadalupe Inn

Álvaro Obregón

01020 Ciudad de México

México

Attention: Deputy Undersecretary for Public Credit and International Affairs”

3

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Underwriters, or any of them, with respect to the subject matter hereof.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS TERMS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

4

IN WITNESS WHEREOF, the parties have executed this Terms Agreement as of the day and year first above written.

BofA Securities, Inc.

By:	/S/ JORGE ORTIZ DE LA PEÑA
Name: Jorge Ortiz de la Peña Title: Managing Director

[Signature Page to the Terms Agreement]

Goldman Sachs & Co. LLC

By:	/S/ CARLOS MENDOZA
Name: Carlos Mendoza Title: Managing Director

[Signature Page to the Terms Agreement]

J.P. Morgan Securities LLC

By:	/S/ LANE FELER
Name: Lane Feler Title: Executive Director

[Signature Page to the Terms Agreement]

Scotia Capital (USA) Inc.

By:	/S/ JUAN FULLAONDO
Name: Juan Fullaondo Title: Managing Director Head of Latin America and Caribbean Debt Capital Markets

[Signature Page to the Terms Agreement]

SMBC Nikko Securities America, Inc.

By:	/S/ THOMAS BAUSANO
Name: Thomas Bausano
Title: Managing Director

[Signature Page to the Terms Agreement]

Accepted:

UNITED MEXICAN STATES

By:	/S/ MARÍA DEL CARMEN BONILLA RODRÍGUEZ
Name: María del Carmen Bonilla Rodríguez
Title: Deputy Undersecretary for Public Credit and International Affairs of the Ministry of Finance and Public Credit of the United Mexican States

[Signature Page to the Terms Agreement]

Annex I

Underwriter	Principal Amount of 2030 Notes To Be Purchased		Principal Amount of 2037 Notes To Be Purchased		Principal Amount of 2055 Notes To Be Purchased
BofA Securities, Inc.	U.S.$	400,000,000	U.S.$	800,000,000	U.S.$	500,000,000
Goldman Sachs & Co. LLC	U.S.$	400,000,000	U.S.$	800,000,000	U.S.$	500,000,000
J.P. Morgan Securities LLC	U.S.$	400,000,000	U.S.$	800,000,000	U.S.$	500,000,000
Scotia Capital (USA) Inc.	U.S.$	400,000,000	U.S.$	800,000,000	U.S.$	500,000,000
SMBC Nikko Securities America, Inc.	U.S.$	400,000,000	U.S.$	800,000,000	U.S.$	500,000,000

Total	U.S.$	2,000,000,000	U.S.$	4,000,000,000	U.S.$	2,500,000,000

Annex II

Prospectus Supplement, dated January 6, 2025

Exhibit A

Issuer Free Writing Prospectus

1.	Issuer Free Writing Prospectus, dated January 6, 2025, to be filed with the Commission in the form set forth in Exhibit B hereto.

Exhibit B

Term Sheet

Filed pursuant to Rule 433

Registration Statement Nos. 333-262317 and 333-282373

January 6, 2025

United Mexican States

Final Terms and Conditions

6.000% Notes due 2030

Issuer:	United Mexican States

Transaction:	6.000% Notes due 2030 (the “2030 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,000,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2030

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	6.000%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.453%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.375% due December 31, 2029

Reference Benchmark Treasury Price and Yield:	99-25; 4.424%

Re-offer Spread over Benchmark Treasury:	170 bps

Yield to Maturity:	6.124%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to April 13, 2030 (one month prior to their maturity date) (the “2030 Notes Par Call Date”), Mexico may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2030 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2030 Notes Par Call Date, Mexico may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2030 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$1,989,060,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2030 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBB53

CUSIP:	91087BBB5

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2030 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December  31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September 26, 2024 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2030 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2030 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2030 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

United Mexican States

Final Terms and Conditions

6.875% Notes due 2037

Issuer:	United Mexican States

Transaction:	6.875% Notes due 2037 (the “2037 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$4,000,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2037

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	6.875%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.594%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.250% due November 15, 2034

Reference Benchmark Treasury Price and Yield:	97-01+; 4.626%

Re-offer Spread over Benchmark Treasury:	230 bps

Yield to Maturity:	6.926%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to February 13, 2037 (three months prior to their maturity date) (the “2037 Notes Par Call Date”), Mexico may redeem the 2037 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2037 Notes matured on the 2037 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2037 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2037 Notes Par Call Date, Mexico may redeem the 2037 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2037 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2037 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$3,983,760,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2037 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.170%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBC37

CUSIP:	91087BBC3

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2037 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September 26, 2024 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2037 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2037 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2037 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

United Mexican States

Final Terms and Conditions

7.375% Notes due 2055

Issuer:	United Mexican States

Transaction:	7.375% Notes due 2055 (the “2055 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,500,000,000

Ratings:	Baa2(negative)/BBB(stable)/BBB-(stable)(Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	May 13, 2055

Pricing Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

Coupon:	7.375%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.618%, plus accrued interest, if any, from January 13, 2025

Reference Benchmark Treasury:	4.250% due August 15, 2054

Reference Benchmark Treasury Price and Yield:	90-16; 4.858%

Re-offer Spread over Benchmark Treasury:	255 bps

Yield to Maturity:	7.408%

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year, commencing on May 13, 2025

Optional Redemption:

Prior to November 13, 2054 (six months prior to their maturity date) (the “2055 Notes Par Call Date”), Mexico may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2055 Notes Par Call Date, Mexico may redeem the 2055 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2055 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$2,490,450,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2055 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.190%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU.

ISIN:	US91087BBD10

CUSIP:	91087BBD1

Joint Book-Running Managers /Allocation:	BofA Securities, Inc. (20%) Goldman Sachs & Co. LLC (20%) J.P. Morgan Securities LLC (20%) Scotia Capital (USA) Inc. (20%) SMBC Nikko Securities America, Inc. (20%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated September  27, 2024 accompanies this free writing prospectus and is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524227931/d882391dsb.htm

A preliminary prospectus supplement, subject to completion, dated January 6, 2025, for the 2055 Notes, is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001861/d797277d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2023 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312524173170/d821860d18k.htm

Amendment No. 1 to the Annual Report on Form 18-K/A as filed with the SEC on September  26, 2024 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312524226721/d882200d18ka.htm

Amendment No. 2 to the Annual Report on Form 18-K/A as filed with the SEC on January 6, 2025 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312525001856/d882494d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Goldman Sachs & Co. LLC at +1 (866) 471-2526, J.P. Morgan Securities LLC at +1 (866) 846-2874, Scotia Capital (USA) Inc. at +1 (800) 372-3930 and SMBC Nikko Securities America, Inc. at +1 (212) 224-5135.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2055 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2055 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2055 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE A TO THE

TERMS AGREEMENT

UNITED MEXICAN STATES

UNDERWRITING TERMS

DATED SEPTEMBER 2024

The United Mexican States (“Mexico”) proposes to issue and sell from time to time certain of its unsecured debt securities (the “Debt Securities”) that may be registered under the Registration Statement, as defined in Section 1(p) hereof. Each series of the Debt Securities issued on the date hereof (each, a “Series”), will be constituted under an amended and restated indenture, dated as of June 1, 2015, as amended from time to time after the date hereof (the “Indenture”), between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and an authorization delivered to the Trustee pursuant to Section 2.1(c) of the Indenture and applicable to such Series (each, an “Authorization” and, collectively, “Authorizations”). Unless otherwise specifically provided for and set forth in a Prospectus Supplement (as defined below), the Debt Securities denominated and payable in U.S. dollars will be issued in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. The authorized denominations of Debt Securities denominated in currencies (including composite currencies) other than U.S. dollars will be set forth in an applicable Prospectus Supplement. The Debt Securities may be issued in registered, book-entry or certificated form. The Debt Securities of each Series will have the interest rates, maturities and, if applicable, other terms set forth in the applicable Prospectus Supplement. The Debt Securities of each Series will be issued, and the terms thereof established, in accordance with the Indenture, the Authorization and the Terms Agreement (as defined in Section 2(a)). For the purposes of these underwriting terms (the “Underwriting Terms”), the term “Underwriter” shall refer to each underwriter that has agreed to severally purchase the Debt Securities and has executed the accompanying Terms Agreement with Mexico in respect of the sale and purchase of the Debt Securities, and for whom one or more representatives (the “Representatives”) will act as representatives. In acting under this Agreement, each Underwriter is acting individually and not jointly, unless otherwise specified in the Terms Agreement.

All references herein to “this Agreement” shall refer to the Terms Agreement, including these Underwriting Terms as incorporated therein.

All references in this Agreement to principal, premium and interest in respect of the Debt Securities shall, unless the context otherwise requires, be deemed to include all additional amounts, if any, payable in respect thereof as a result of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico or any political subdivision or any taxing authority in Mexico as set forth in the Debt Securities.

1. Representations and Warranties. Mexico represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (p) hereof.

(a) Mexico meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), is a seasoned foreign government within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on such Schedule, including a Base Prospectus, which has become effective for the registration under the Act for debt securities or warrants, including the Debt Securities. Such Registration Statement meets the requirements set forth in Commission Release No. 33-6424 and complies in all other material respects with such Release. Mexico has included in such Registration Statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a Base Prospectus, including the plan of distribution of the Debt Securities. In connection with the sale of the Debt Securities in the United States, Mexico proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Base Prospectus (each, a “Prospectus Supplement”) specifying the principal amount, interest rates, maturity dates, any updates or amendments to the plan of distribution relating to the Debt Securities and, if appropriate, other terms of such Debt Securities sold pursuant hereto or the offering thereof.

(b) As of the Execution Date, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and at the date of delivery by Mexico of the Debt Securities sold under this Agreement (the “Closing Date”), (i) the Registration Statement, and the Prospectus, as supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder; (ii) all documents incorporated by reference into the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will comply in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; (iii) the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iv) the Prospectus, as supplemented as of any such time, and the Time of Sale Information (as defined in Section 1(p)), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Issuer Free Writing Prospectus listed in Exhibit A to the Terms Agreement did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that Mexico makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to Mexico by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information and as of the Execution Date of this Agreement, there has not been any material adverse change in or affecting the financial, economic, political or other condition of Mexico.

(d) All necessary action by or on behalf of Mexico has been taken or will have been taken prior to the Closing Date, and prior to such date any necessary approvals or consents required under the laws of Mexico will have been duly obtained, and on such date will be in full force and effect, for the authorization, execution and delivery of this Agreement, the Indenture and each Authorization, for the issuance of Debt Securities under the Indenture and sale of Debt Securities by Mexico under this Agreement, including, without limitation, a Decree of the President of Mexico and the confirmation of authority (the “Confirmation of Authority”) issued by the Secretary of Finance and Public Credit.

(e) The Debt Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered against payment therefor in accordance with this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding, direct, general, unconditional and unsubordinated Public External Indebtedness of Mexico (as defined below) for which the full faith and credit of Mexico is pledged. The Debt Securities and the Indenture will conform to the descriptions thereof in the Prospectus. “External Indebtedness” shall mean any Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Indebtedness (or the instruments evidencing such Indebtedness) within Mexico shall be deemed to be original issuance within Mexico. “Indebtedness” shall mean any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities. “Public External Indebtedness” shall mean any Public Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico. “Public Indebtedness” shall mean any payment obligation, including any contingent liability, of any person arising from bonds, debentures, Debt Securities or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Act (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year.

(f) Other than as set forth in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which Mexico is a party or of which any of its properties is the subject which, if determined adversely to Mexico, would individually or in the aggregate have a material adverse effect on Mexico’s ability to perform its obligations under the Debt Securities, this Agreement, the Indenture and each Authorization; and, to the best of Mexico’s knowledge, no such proceedings have been threatened.

(g) Mexico is not in default in the payment of principal, interest or any other amounts owing on any obligation in respect of Indebtedness for money borrowed and Mexico has not received any notice of default (other than with respect to any failure to deliver periodically economic or financial information pursuant to agreements relating to Mexico’s Indebtedness) or acceleration with respect to any obligation in respect of Indebtedness for money borrowed; and the issuance and sale of the Debt Securities and the compliance by Mexico with all of the provisions of the Debt Securities, the Indenture, the Authorizations and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any treaty, convention, material agreement or material instrument to which Mexico is a party or by which it is bound and will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument and will not infringe any law or regulation of Mexico.

(h) (i) There is no tax, levy, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Indenture or the Authorizations or (B) on any payment to be made by Mexico under this Agreement or any payment of principal, premium, interest or additional amounts, if any, under any Debt Security, provided that such Debt Security is held by an individual or corporation that is not a resident of Mexico for tax purposes directly and not through a permanent establishment thereof for tax purposes in Mexico.

(ii) No stamp, registration or similar taxes or duties are payable by or on behalf of any Underwriter to Mexico or any political subdivision or taxing authority thereof or therein in connection with (A) the purchase by the Underwriters of Debt Securities or (B) the sale by any Underwriter of Debt Securities.

(i) The issuance of Debt Securities by Mexico under this Agreement and under the Indenture and the Authorizations complies with, and is within the limits set forth in, Mexico’s Federal Revenue Law in effect as of the Execution Date.

(j) The use by Mexico of the proceeds of any issue of Debt Securities would not impair Mexico’s obligations thereunder.

(k) Mexico has not made any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus relating to a specific offering of Debt Securities.

(l) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto), that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act), and as of the Execution Date, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer.”

(m) Exhibit A to the Terms Agreement is a complete list of any Issuer Free Writing Prospectuses relating to the Debt Securities for which Mexico has received the consent of the Representatives.

(n) Mexico has complied with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing thereof with the Commission or retention where required and legending.

(o) Mexico will not, directly or indirectly, use the proceeds of any sale of the Debt Securities, or lend, contribute or otherwise make available such proceeds to any entity or person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or is in a country or territory that, at the time of such funding, is the subject of Sanctions broadly restricting or prohibiting dealings with such country or territory (presently, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria) or (ii) in any other manner, in each case as would result in a violation by any person (including any person participating in a sale or offering of the Debt Securities, whether as agent, purchaser, underwriter, advisor, investor or otherwise) of Sanctions. The undertakings made in this Section 1(o) shall not apply if such undertaking would result in a breach of: (x) any applicable provision of Council Regulation EC No. 2271/96, as amended from time to time or any applicable implementing legislation; or (y) any applicable provision of Council Regulation EC No. 2271/96 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended).

(p) The terms which follow, when used in this Agreement, shall have the meanings indicated. “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. “Execution Date” shall mean the date that the Terms Agreement is executed and delivered by the parties hereto. “Base Prospectus” shall mean the base prospectus relating to the securities contained in the Registration Statement, as amended from time to time. “Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Debt Securities. “Pricing Prospectus” shall mean the Base Prospectus, as amended and supplemented by a preliminary Prospectus Supplement for the Debt Securities. “Prospectus” shall mean the Base Prospectus and the final Prospectus Supplement for the Debt Securities, as filed with the Commission pursuant to Rule 424(b)(2). “Registration Statement” shall have the meaning given such term in the Terms Agreement. “Time of Sale” shall mean, with respect to the Debt Securities, the date and time set forth in the Terms Agreement relating to the Debt Securities. “Time of Sale Information” shall mean, with respect to the Debt Securities, the Pricing Prospectus for the Debt Securities, considered together with each Issuer Free Writing Prospectus listed in Exhibit A to the Terms Agreement related to the Debt Securities, as of the Time of Sale. Any reference herein to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as filed under the Exchange Act; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references herein to “dollars,” “U.S. $” or “$” shall be to dollars of the United States of America.

2. Purchase and Sale of Debt Securities.

(a) The obligations of each Underwriter to purchase Debt Securities will be evidenced by an agreement or exchange of other written communications to which these Underwriting Terms are attached (the “Terms Agreement”) (which shall be in writing and signed by an official holding the position specified in the Confirmation of Authority) at the time Mexico determines to sell the Debt Securities. Unless the context otherwise requires, each reference contained herein to the “Terms Agreement” shall be deemed to include these Underwriting Terms, and express mention of the Terms Agreement in any provisions hereof shall not be construed as excluding the Terms Agreement in those provisions hereof where such express mention is not made. The Terms Agreement describes the Debt Securities to be purchased by each Underwriter and specifies the aggregate principal amount of such Debt Securities, the price to be paid to Mexico for such Debt Securities, the maturity date of such Debt Securities, the rate at which interest will be paid on such Debt Securities, the dates on which interest will be paid on such Debt Securities and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Debt Securities, the place of delivery of the Debt Securities and payment therefor, the method of payment and any additional requirements for the delivery of opinions of counsel, certificates from Mexico or its officers as described in Sections 6(b), 6(c), 6(d), 6(e), 6(f) and 6(g) hereof. The Terms Agreement may also specify the period of time referred to in Section 5(l) hereof. Each Underwriter’s commitment to purchase the Debt Securities shall be deemed to have been made on the basis of the representations and warranties of Mexico contained in this Agreement, and shall be subject to the terms and conditions set forth in this Agreement.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the Terms Agreement, Mexico hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from Mexico the respective principal amounts of Debt Securities set forth opposite the name of such Underwriter in Annex I to the Terms Agreement at the Purchase Price set forth in Annex II to the Terms Agreement on the Closing Date.

3. Delivery and Payment. Delivery of the certificates for Debt Securities sold pursuant to this Agreement to the Representatives for the respective accounts of the several Underwriters shall be made not later than the Closing Date agreed to in the Terms Agreement, against payment by the several Underwriters through the Representatives of immediately available funds (or such other consideration as is agreed between Mexico and the Representatives) to the account specified by Mexico in the net amount due to Mexico for such Debt Securities.

4. Public Offering.

(a) It is understood that the several Underwriters may offer the Debt Securities for sale to the public as set forth in the Prospectus Supplement.

(b) In addition to the provisions of paragraph (a) of this Section 4, each Underwriter through the Representatives severally represents to and agrees with Mexico that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Debt Securities or distribute any Registration Statement, the Base Prospectus or any Prospectus Supplement or any other material relating to the offering of the Debt Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof (including, without limitation, any registration requirements, prospectus delivery or approval requirements or antifraud provisions) and which will not impose any obligations on Mexico except as contained in this Agreement. Without limiting the generality of the foregoing, each Underwriter through the Representatives severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Debt Securities in or from any jurisdiction except in accordance with the selling restrictions contained in the Base Prospectus and any selling restrictions contained in the applicable Prospectus Supplement or any other material relating to the offering of the Debt Securities.

(c) Without prejudice to the provisions of Section 1(b) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Debt Securities for offer and sale under the laws of such jurisdictions as Mexico and the Representatives may agree pursuant to Section 5(h), Mexico shall not have any responsibility for, and each Underwriter through the Representatives severally agrees with Mexico that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Debt Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Debt Securities.

(d) Each Underwriter through the Representatives severally represents, warrants and agrees that it has not made and will not make any offer relating to the Debt Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) or a portion thereof required to be filed by Mexico with the Commission, other than one or more term sheets relating to the Debt Securities containing customary information and conveyed to purchasers of the Debt Securities or otherwise approved prior to the use thereof by Mexico and the Representatives, or retained by Mexico under Rule 433 under the Act.

(e) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(f) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

5. Covenants. Mexico agrees with each Underwriter that:

(a) Prior to the termination of the offering of the Debt Securities, Mexico will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information (except for a supplement relating to an offering of securities other than debt securities issued under the Registration Statement or the Base Prospectus), and will not effect such amendment or supplementation without the consent of the Representatives, which consent may not be unreasonably withheld. Subject to the foregoing sentence, in connection with an issue of Debt Securities being offered in the United States or being resold into the United States within the period during which a prospectus is required to be delivered with respect to Debt Securities, Mexico will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. Mexico will promptly advise the Representatives (i) when, prior to termination of any offering of Debt Securities, the Registration Statement, Prospectus, or the Time of Sale Information, and any amendment or supplement thereto (except as provided in this Section 5(a)), shall have been filed with the Commission pursuant to Rule 424(b) or become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by Mexico of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Mexico will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Debt Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend the Registration Statement or supplement the Time of Sale Information or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Mexico promptly will (i) notify the Representatives, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectuses and Time of Sale Information to the Representatives in such quantities as the Representatives may reasonably request; provided, however, that in the event that any Underwriter is required to deliver a prospectus relating to the Debt Securities at any time nine months or more after the Closing Date, such Underwriter shall reimburse Mexico for its reasonable and documented out-of-pocket expenses (including legal fees and disbursements of its counsel) in connection with the preparation and filing of such amendment or supplement and the furnishing to the Representatives of such supplemented Prospectuses.

(c) Mexico will not make any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the Representatives’ prior written consent.

(d) Mexico will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing thereof with the Commission or retention where required and legending.

(e) Mexico agrees that if at any time following issuance of an Issuer Free Writing Prospectus in respect of the Debt Securities any event occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Mexico will give the Representatives, or cause the Representatives to be given, prompt notice thereof, and if the Representatives so request, will cause to be prepared and furnished without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Mexico by or on behalf of any Underwriter through the Representatives expressly for use therein.

(f) Mexico will make generally available to its security holders in the United States and to the Representatives as soon as practicable, a statement of Mexico’s revenues and expenditures for the first full fiscal year commencing after the date hereof which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g) Mexico will cause to be furnished to each Underwriter and its counsel, without charge, copies of the Registration Statement (including exhibits and all amendments thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus relating to the Debt Securities as each Underwriter may reasonably request.

(h) Mexico will arrange for the qualification of the Debt Securities for sale under the laws of such jurisdictions of the United States and Canada as the Representatives may designate and such other jurisdictions as Mexico and the Representatives shall agree upon and will maintain such qualifications in effect so long as required for the distribution of the Debt Securities; provided, however, that in connection therewith Mexico shall not be required to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not at the date hereof subject.

(i) So long as any of the Debt Securities are outstanding, Mexico will obtain and maintain in full force and effect all governmental approvals which may be necessary under the laws of Mexico for the performance of Mexico’s obligations under such Debt Securities or for the validity or enforceability thereof or hereof and duly take all necessary and appropriate governmental and administrative action in Mexico in order to permit all payments to be made under such Debt Securities in accordance with their terms including, without limitation, causing that payments made pursuant to such Debt Securities be included in Mexico’s Annual Federal Budget.

(j) Mexico will notify the Comisión Nacional Bancaria y de Valores (the “National Banking and Securities Commission”), only for informational purposes, of the offering of the Debt Securities, in accordance with the Mexican Securities Market Law.

(k) Unless otherwise specified in the Terms Agreement, Mexico shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not any sale of the Debt Securities is consummated, including the fees and disbursements of its counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the cost of preparing, printing, packaging and delivering the Debt Securities, the fees and disbursements, other than the fees and disbursements of each Underwriter’s counsel, incurred in compliance with Section 5(h), the fees and disbursements of the Trustee, the fees of any agency that rates the Debt Securities and the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Debt Securities.

(l) During the period, if any, specified in the Terms Agreement, Mexico shall not, without the prior consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities constituting External Indebtedness of Mexico (other than any External Indebtedness with an original maturity of one year or less, the Debt Securities being sold pursuant to this Agreement and any other debt securities described in such Terms Agreement).

(m) The issuance of the Debt Securities under this Agreement and under the Indenture will comply with and will be within the limits set forth in Mexico’s Federal Revenue Law for the applicable year.

(n) Unless otherwise set forth in the Prospectus Supplement, Mexico further agrees with each Underwriter that it will apply to have the Debt Securities admitted for trading on the Euro MTF Market, the alternative market of the Luxembourg Stock Exchange, and will use its reasonable best efforts to furnish to such Exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing.

(o) In respect of any Debt Securities which must be redeemed before the first anniversary of the date of their issue, Mexico will issue such Debt Securities only if the Debt Securities can be issued without contravention of Section 19 of the Financial Services and Markets Act 2000.

6. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter to purchase the Debt Securities will be subject to the accuracy of the representations and warranties on the part of Mexico contained in this Agreement as of the Execution Date and as of the Closing Date for the Debt Securities, to the performance and observance by Mexico of all its covenants and agreements contained in this Agreement and to the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) Mexico shall have furnished to the Representatives an opinion, in form and substance reasonably satisfactory to the Representatives, of the Federal Fiscal Attorney of the Federation, the Deputy Federal Fiscal Attorney of the Federation for Financial Affairs of Mexico or the Credit Legal Procedures Coordinator of the Ministry of Finance and Public Credit, dated as of the Closing Date, to the effect that:

(i) pursuant to Mexico’s Constitution and other Mexican laws and regulations, and in particular to Article 4, fraction I, and Article 5, fractions I, II and III of the Federal Law of Public Debt, Mexico has full power and authority to execute and deliver the Authorization, and to perform and comply with the terms and provisions of this Agreement, the Indenture and the Authorization; this Agreement, the Indenture and the Authorization have been duly authorized, executed and delivered by Mexico and, assuming that each of this Agreement, the Indenture and the Authorization constitutes a valid and legally binding agreement under New York law, each of this Agreement, the Indenture and the Authorization constitutes a valid and legally binding agreement, enforceable in accordance with its respective terms, subject to laws of general applicability relating to or affecting creditors’ rights;

(ii) pursuant to Mexico’s Constitution and other Mexican laws and regulations, and in particular to Article 5 of the Federal Law of Public Debt, Mexico has full power and authority to enter into, perform and comply with the terms and provisions of the Debt Securities; the Debt Securities have been duly authorized in accordance with the laws of Mexico; when executed, issued and delivered in accordance with the laws of Mexico, authenticated in accordance with the provisions of the Indenture and delivered against payment therefor in accordance with this Agreement, the Debt Securities will constitute valid, legally binding, direct, general and unconditional Public External Indebtedness of Mexico enforceable in accordance with their terms and entitled to the benefits of the Indenture and the Authorization; such obligations shall not in any way be legally affected or impaired as a result of any use to be made by Mexico of the proceeds received by it from the sale of the Debt Securities; and the Debt Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of Mexico, it being understood that this provision will not be construed so as to require Mexico to make payments under the Debt Securities ratably with payments being made under any other Public External Indebtedness;

(iii) neither the execution and delivery of this Agreement, the Indenture, the Authorization or the Debt Securities, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof, including performance of each of the obligations contained therein or herein (A) will conflict with, violate or result in a breach of the Political Constitution of Mexico or any law, rule or regulation of or applicable to Mexico (including without limitation the Federal Revenue Law for the applicable Fiscal Year, in particular, Article 2, or any other reference to the authorization given to the Executive Branch, through the Ministry of Finance and Public Credit, to contract loans and issue securities in foreign markets to finance the Federal Budget for the applicable Fiscal Year as well as for the purpose of exchanging or refinancing Mexico’s External Indebtedness, and all other provisions included in such law (and, in the case of this Agreement, the Federal Revenue Law for the year of the Closing Date)), (B) will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which Mexico is a party or by which Mexico is bound or constitute a default thereunder or (C) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument;

(iv) the Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by Mexico, and the Registration Statement has been duly executed by and on behalf of Mexico; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Mexico has been stated in their official capacities thereunto duly authorized by Mexico; and all statements with respect to or involving matters of Mexican law set forth in the Registration Statement and the Prospectus are true and correct in all material respects;

(v) all authorizations, approvals and consents (which shall be specified in such opinion and certified copies of which shall be furnished to the United States counsel to the Underwriters and the Mexican counsel to the Underwriters) from and registrations with all governmental authorities in Mexico that are necessary for the execution and delivery of this Agreement, the Indenture, and the Authorization, and for the execution, issuance, sale and delivery of the Debt Securities under this Agreement and the performance by Mexico of the covenants contained in this Agreement, the Indenture, the Authorization and the Debt Securities have been obtained and are in full force and effect; once the Debt Securities are issued, a notice is required to be delivered by Mexico to the National Banking and Securities Commission; provided, however, that the failure to give such notice shall not affect Mexico’s obligations under the Debt Securities; all necessary action by Mexico in connection with the Debt Securities has been duly taken, including the issuance of a Decree of the President of Mexico;

(vi) under the laws of Mexico, specifically in accordance with Articles 3 and 4 of the Federal Code of Civil Procedures of Mexico, neither Mexico nor any of its properties has, with respect to any action, claim or proceeding arising out of or based upon this Agreement, the Indenture or the Authorization regarding the execution, issuance, sale and delivery of the Debt Securities, any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise), except that under Article 4 of the Federal Code of Civil Procedures of Mexico, attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of Mexico;

(vii) the choice of New York law in this Agreement, the Indenture (including the Authorization pursuant thereto) and the Debt Securities is a valid choice of law and, accordingly, would be recognized and applied by the courts of Mexico if this Agreement, the Indenture, the Authorization or the Debt Securities or any claim made thereunder is brought before any such court (provided that in any proceedings in Mexico for the enforcement of this Agreement, the Indenture, the Authorization or the Debt Securities, a Mexican court would apply Mexican procedural law); the irrevocable submission of Mexico pursuant to Section 15 hereof and Section 9.7 of the Indenture to the jurisdiction of any state or federal court sitting in The Borough of Manhattan, The City of New York, in respect of any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement or any action brought by any of the holders of the Debt Securities or the Trustee arising out of or based on the Indenture or the Debt Securities, as the case may be, and the waiver by Mexico of any objection to the venue of any such proceeding in any such court are legal, valid and binding according to Article 566 of the Federal Code of Civil Procedures of Mexico; the waiver by Mexico pursuant to Section 15 hereof and Section 9.7 of the Indenture of any immunity to jurisdiction or sovereign immunity to which it may otherwise be entitled (excluding, in respect of actions brought against Mexico, attachment prior to judgment or attachment in aid of execution, as set forth in Article 4 of the Federal Code of Civil Procedures of Mexico) with respect to any action, claim or proceeding arising out of or based upon this Agreement, the Indenture or the Debt Securities, as the case may be, or to any right to which it may be entitled, based upon place of residence or domicile, is legal, valid and binding; the appointment of Mexico’s Consul General in The City of New York as agent to receive service of process on behalf of Mexico for the purposes described in Section 15 hereof and Section 9.7 of the Indenture is legal, valid and binding; service of process effected in the manner set forth in Section 15 hereof and Section 9.7 of the Indenture, assuming its validity under New York law, will be effective, to confer valid personal jurisdiction over Mexico;

(viii) in accordance with article 104 of the Constitution of Mexico, any action against Mexico arising out of or based on the Debt Securities, or arising out of or based on this Agreement, may be instituted by the holders of the Debt Securities or by the Underwriters, as the case may be, in any competent court in Mexico; any judgment obtained in a New York state or federal court sitting in The Borough of Manhattan, The City of New York, arising out of or in relation to the obligations of Mexico under this Agreement or the Debt Securities, as the case may be, would be enforceable, subject to the limitations described in clause (vi) above, against Mexico in the courts of Mexico pursuant to Articles 569 and 571 of the Federal Code of Civil Procedures of Mexico and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(A) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement or the Debt Securities, as the case may be;

(B) such judgment is strictly for the payment of a certain sum of money, provided that, under the Mexican Monetary Law, payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

(C) service of process was made personally on Mexico or on the appropriate process agent;

(D) such judgment does not contravene Mexican public policy or laws;

(E) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

(F) such judgment is final in the jurisdiction where obtained;

(G) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

(H) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of foreign judgments in such jurisdiction;

(ix) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture (including the Authorization pursuant thereto) or the Debt Securities, it is not necessary that this Agreement, the Indenture (including the Authorization pursuant thereto) or the Debt Securities or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Mexico, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Indenture, the Authorization or the Debt Securities, or any other document, provided that, in the event any legal proceedings are brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would, pursuant to Article 271 of the Federal Code of Civil Procedures of Mexico, have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation;

(x) pursuant to article 5, fraction II, second paragraph, of the Federal Law of Public Debt and article 166, twentieth paragraph, subsection (a) of the Income Tax Law, payments of principal, premium or interest in respect of the Debt Securities will be exempt from any withholding tax, provided that such Debt Security is directly held by an individual or corporation who is not a resident of Mexico for tax purposes and that such Debt Security is not held through a permanent establishment for tax purposes in Mexico to which such principal, premium or interest payments are attributable, and the Debt Security is not payable in Mexico; Mexico does not impose any stamp, registration or similar taxes payable by a foreign holder in connection with the purchase, ownership or disposition of the Debt Securities; there is no stamp, income, registration, withholding or similar taxes imposed by Mexico or any political subdivision thereof by cause of the delivery, execution or enforcement of this Agreement, the Indenture, the Authorization or the Debt Securities.

(xi) this Agreement, the Indenture, the Authorization and the Debt Securities are in proper legal form under the laws of Mexico for the enforcement thereof against Mexico under the laws of Mexico, provided that, in the event any legal proceeding is brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would, pursuant to Article 271 of the Federal Code of Civil Procedures of Mexico, have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation; and

(xii) the information contained in the Base Prospectus under the caption “Taxation—Mexican Taxation” fairly summarizes the provisions of Mexican tax law therein described.

In rendering such opinion, such counsel may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion or opinions referred to under subsection (c) below;

(c) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, United States counsel to Mexico, such opinion or opinions, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) this Agreement has been duly executed and delivered by Mexico under the law of the State of New York;

(ii) the Indenture has been duly executed and delivered by Mexico and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes valid, binding and enforceable obligations of Mexico, (A) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (B) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;

(iii) assuming due authorization, execution and delivery by Mexico of the Authorization setting forth the specific terms of the Debt Securities, and of the Debt Securities against payment therefor, and assuming due authentication, execution and delivery of the Debt Securities by the Trustee, the Debt Securities will be the valid, binding and enforceable obligations of Mexico, entitled to the benefits of the Indenture, (A) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (B) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;

(iv) the issuance and sale of the Debt Securities by Mexico pursuant to this Agreement and the performance by Mexico of its obligations in this Agreement, the Indenture and the Debt Securities do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by this Agreement, the Indenture, any Authorization and the Debt Securities, except such as have been obtained or effected under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Debt Securities under this Agreement (but we express no opinion relating to any state securities or Blue Sky laws);

(v) the issuance and sale of the Securities to the Underwriters pursuant to this Agreement do not, and the performance by Mexico of its obligations in this Agreement, the Indenture and the Debt Securities will not, result in a violation of any United States federal or New York State law that in such counsel’s experience normally would be applicable with respect to such issuance, sale or performance (but we express no opinion relating to any United States federal securities laws or state securities or Blue Sky laws);

(vi) under the laws of the State of New York relating to submission to jurisdiction, Mexico has pursuant to Section 15 hereof validly and irrevocably submitted to the jurisdiction of any state or federal court located in The Borough of Manhattan, The City of New York, in any action arising out of or based upon this Agreement, has to the fullest extent permitted by applicable law validly and irrevocably waived any objection to the venue of any such action in any such court, and has validly and irrevocably appointed its Consul General in The City of New York as its authorized agent for the purpose described in Section 15 hereof; service of process effected in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over Mexico in any such action; and the waiver by Mexico pursuant to Section 15 hereof of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is valid and binding under New York and federal law, subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976;

(vii) the statements set forth under the heading “Description of the Securities—Debt Securities” in the Prospectus, as amended and supplemented by the statements set forth in the preliminary and final Prospectus Supplement and the documents listed in Schedule I of such opinion, insofar as such statements purport to summarize certain provisions of the Debt Securities and the Indenture, provide a fair summary of such provisions; and

(viii) the description of U.S. Federal tax consequences set forth under the caption “Taxation—United States Federal Taxation” in the Base Prospectus, insofar as such description purports to summarize federal laws of the United States referred to thereunder, constitutes a fair summary of the principal U.S. Federal tax consequences of an investment in the Debt Securities.

In rendering such opinion, such counsel may state that (x) they have assumed that any documents referred to in their opinion and executed by Mexico have been duly authorized, executed and delivered pursuant to Mexican law; and (y) they have assumed that Mexico and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Mexico regarding matters of the federal law of the United States of America or the law of the State of New York that in such counsel’s experience are normally applicable with respect to such agreement or obligation). In addition, such counsel shall have furnished to the Representatives a letter, dated the Closing Date, to the effect that:

(i) the Registration Statement, at the time it became effective, and the Prospectus (except the financial data included therein, the statistical data (including the mining and petroleum reserve and production data) included in the sourcebook, and Exhibit C to Mexico’s annual report on Form 18-K for the applicable fiscal year (the “18-K”), as to which such counsel need express no view), as of the Time of Sale and the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

(ii) no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except the financial data included therein, the statistical data (including the mining and petroleum reserve and production data) included in the sourcebook, and Exhibit C to the 18-K, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii) no information has come to such counsel’s attention that causes such counsel to believe that the Time of Sale Information (as of the Time of Sale) or the Prospectus (except the financial data included therein, the statistical data (including the mining and petroleum reserve and production data) included in the sourcebook, and Exhibit C to the 18-K, as to which such counsel need express no view), as of the Time of Sale and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv) the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission.

Such counsel may state that in connection with the foregoing statements it expresses no view as to the information included in the Base Prospectus under the caption “Plan of Distribution.” Such counsel may also state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in subsection (vii) or (viii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid);

(d) The Representatives shall have received from Ritch, Mueller y Nicolau, S.C., Mexican counsel to the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, such Mexican counsel to the Underwriters may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion of the United States counsel to the Underwriters described in subsection (e) of this Section 6;

(e) The Representatives shall have received from Sullivan & Cromwell LLP, United States counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Debt Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and Mexico shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such United States counsel to the Underwriters may rely, without independent investigation on its part, as to matters governed by Mexican law upon the opinion of the Federal Fiscal Attorney of the Federation, the Deputy Federal Fiscal Attorney of the Federation for Financial Affairs of Mexico or the Credit Legal Procedures Coordinator of the Ministry of Finance and Public Credit described in subsection (b) of this Section 6 and the opinion of the Mexican counsel to the Underwriters described in subsection (d) of this Section 6;

(f) Mexico shall have furnished to the Representatives a certificate, signed by an official named in the Confirmation of Authority, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of Mexico in this Agreement are true and correct in all material respects on and as of such date with the same effect as if made on such date;

(ii) Mexico has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Debt Securities;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of Mexico’s knowledge, threatened; and

(iv) since the respective dates as of which information is given in the Prospectus as amended or supplemented there has been no material adverse change in or affecting the financial, economic, political or other condition of Mexico except as set forth in or contemplated by the Registration Statement and the Prospectus.

(g) An official named in the Confirmation of Authority shall have furnished to the Representatives a certificate, dated the Closing Date, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by Mexico prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and that, as of their respective dates, the Time of Sale Information, the Prospectus and any further amendment or supplement thereto made by Mexico prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and that, as of the Closing Date, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Mexico prior to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Mexico in writing by or on behalf of the Underwriters through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto; and

(h) Prior to the Closing Date, Mexico shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and the opinions and certificates mentioned above or elsewhere in this Agreement shall be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

The documents required to be delivered by this Section 6 shall be delivered at the office of the United States counsel to Mexico, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and required to be delivered to the Representatives pursuant to the terms thereof (other than any such opinions or certificates delivered to and accepted by the Representatives prior to the Execution Date of this Agreement) shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder and with respect to the Debt Securities subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Representatives. Notice of such cancellation shall be given to Mexico in writing or by telephone confirmed in writing.

7. Indemnification and Contribution. (a) Mexico agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which any such Underwriter, director, officer, employee, agent, or person who controls any such Underwriter may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information (or any part thereof) or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses, as incurred, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Mexico will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Mexico by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

Mexico further agrees to indemnify and hold harmless each Underwriter against any requirement under the laws of Mexico to pay any stamp or similar taxes in connection with any issuance of the Debt Securities to such Underwriter by Mexico.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless Mexico and each of its officials, including its authorized representative in the United States, who signs the Registration Statement to the same extent as the foregoing indemnity from Mexico to each Underwriter, but only with reference to written information relating to such Underwriter furnished to Mexico by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent will be not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, Mexico and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which Mexico and one or more Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by Mexico and by each Underwriter from the offering of the Debt Securities from which such Losses arise; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the commissions received by such Underwriters in connection with the sale of the Debt Securities from which such Losses arise (or, in the case of Debt Securities sold pursuant to this Agreement, the aggregate commissions or underwriting discounts payable pursuant thereto). If the allocation provided by the immediately preceding sentence is unavailable for any reason, Mexico and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Mexico and of each Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Mexico shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Debt Securities from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the aggregate commissions or underwriting discounts payable pursuant to this Agreement in connection with the sale of the Debt Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by Mexico or any Underwriter. Mexico and each Underwriter agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Underwriter within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter and each official of Mexico who shall have signed the Registration Statement shall have the same rights to contribution as Mexico, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Debt Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Debt Securities set forth opposite the names in Annex I to the Terms Agreement bears to the aggregate principal amount of Debt Securities set forth opposite the names of all the remaining Underwriters) the Debt Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Debt Securities which the defaulting Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Debt Securities set forth in Annex I to the Terms Agreement, the remaining Underwriters shall have the right to purchase all (but not less than all), but shall not be under any obligation to purchase any, of the Debt Securities, and if such nondefaulting Underwriters do not purchase all of the Debt Securities, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or Mexico. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Mexico and any nondefaulting Underwriter for damages occasioned by its default hereunder. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Mexico prior to delivery of any payment for any Debt Security to be purchased thereunder, if prior to such time:

(a) there shall have occurred, subsequent to the date of this Agreement, any material adverse change, prospective or otherwise, in or affecting the financial, economic, political or other condition, or foreign exchange controls, of Mexico, otherwise than as set forth in or contemplated by the Prospectus, the effect of which has, in the reasonable judgment of the Representatives, so material and adverse an impact on the market for Mexico’s securities as to make it impractical or inadvisable to proceed with the offering or delivery of such Debt Securities;

(b) there shall have been, subsequent to the date of this Agreement, (1) any downgrading in the rating accorded Mexico’s debt securities by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or, in the event Standard & Poor’s is no longer rating the debt securities of Mexico, another nationally recognized statistical rating agency as reasonably agreed upon by Mexico and the Representatives or (2) any public announcement that the rating of any of Mexico’s debt securities is under surveillance or review, with possible negative implications, by Standard & Poor’s or such other rating agency, as aforesaid, except that if the Terms Agreement so specifies, this Section 9(b) will not apply;

(c) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange;

(d) trading of any securities of Mexico shall have been formally suspended on any exchange or in any over-the-counter market outside Mexico;

(e) a general moratorium on commercial banking activities in New York or Mexico shall have been declared by either United States or New York State authorities or authorities of Mexico, respectively;

(f) a material disruption of the settlement or clearance of debt securities in the United States, Europe or Mexico shall occur and continue until at least the business day preceding the Closing Date, and such event shall make it impractical to proceed with the delivery of such Debt Securities; or

(g) there shall have occurred any outbreak or escalation of hostilities involving the United States or Mexico or the declaration by the United States or Mexico of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of such Debt Securities as contemplated by the Prospectus.

10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of Mexico or its officers and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of each Underwriter or Mexico or any of the directors, officers, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Debt Securities. The provisions of Sections 5(k) and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered and confirmed to the Representatives at the address specified in the Terms Agreement or otherwise furnished to Mexico in writing for the purpose of communications under this Agreement or, if sent to Mexico, will be mailed, delivered or sent by electronic mail and confirmed to it at:

United Mexican States

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público y Asuntos Internacionales de Hacienda

Insurgentes Sur 1971 Torre III, Piso 7

Col. Guadalupe Inn

Alcaldía Álvaro Obregón

01020 Ciudad de México

México

Attention: Deputy Undersecretary for Public Credit and International Affairs

12. Successors. This Agreement shall become binding on each of the Underwriters and Mexico at such time as such Underwriter shall execute and deliver to Mexico a duly executed counterpart of the Terms Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation under this Agreement.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, except that all matters governing authorization and execution of this Agreement by Mexico shall be governed by the law of Mexico.

14. English Documents. All documents to be delivered under this Agreement by Mexico shall be in the English language or accompanied by an English translation.

15. Appointment of Agent for Service. Mexico has irrevocably appointed its Consul General in New York City and his successors as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement which may be instituted in any state or federal court in The Borough of Manhattan, The City of New York (the “Specified Courts”). Each of the parties hereto irrevocably submits to the jurisdiction of the Specified Courts in respect of any such action, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in the Specified Courts and waives any right to which it may be entitled on account of residence or domicile. Mexico will maintain at all times in The Borough of Manhattan, The City of New York, a person acting as or discharging the function of Consul General as long as any of the Debt Securities remain outstanding or, if such person shall not be maintained, Mexico will appoint CT Corporation System or its successor to act as its process agent as provided herein. Mexico will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at 27 East 39th Street, New York, New York 10016, or,

if applicable, CT Corporation System or its successor, and written notice of such service mailed or delivered to Mexico at its address set forth in Section 11 hereof shall be deemed, in every respect, effective service of process upon Mexico. Notwithstanding the foregoing, any such action may be instituted in any competent court in Mexico. Any purported revocation by Mexico of such appointment pursuant to this Section 15 shall be ineffective with regard to this Agreement unless revoked with the prior written consent of the Representatives prior to the execution of this Agreement. Mexico hereby irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) in any such action in the Specified Courts or in any competent court in Mexico, except that under Article 4 of the Federal Code of Civil Procedure of Mexico attachment prior to judgment or attachment in aid of execution will not be enforced by Mexican courts against any of the property of Mexico.

16. Waiver of Jury Trial. Mexico and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Underwriters not Fiduciaries. Mexico acknowledges and agrees that: (i) the purchase and sale of the Debt Securities pursuant to this Agreement, including the determination of the offering price of the Debt Securities and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Underwriters, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Underwriter is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Mexico on other matters); and (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Agreement.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, or other transmission method), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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